Exhibit 99.1

FLAME ACQUISITION CORP.

ANNOUNCES STOCKHOLDER APPROVAL OF

BUSINESS COMBINATION WITH SABLE OFFSHORE CORP.

Houston, TX. – Flame Acquisition Corp. (“Flame”) today announced the results for the proposals considered and voted upon by its stockholders at its special meeting on February 12, 2024. Flame reported that all of the proposals submitted to its stockholders in connection with the previously announced business combination among Flame, Sable Offshore Holdings, LLC (“Holdco”), and Sable Offshore Corp. (together with Holdco, “Sable”) were approved by the requisite number of shares of Flame common stock voted at the special meeting. A Current Report on Form 8-K disclosing the full voting results will be filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2024.

The deadline for electing redemptions of Flame common stock has passed, and Flame will have approximately $62.2 million in its trust account prior to the business combination.

The closing of the business combination is expected to occur on or about February 14, 2024, subject to the satisfaction or waiver of all closing conditions. Following the closing of the business combination, the combined company will be renamed “Sable Offshore Corp.” and its common stock and public warrants are expected to begin trading on the New York Stock Exchange under the ticker symbols “SOC” and “SOC.WS,” respectively, commencing on February 15, 2024.

ABOUT FLAME

Flame is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in North America.

ABOUT SABLE

Sable and Holdco are special purpose entities formed for the purpose of evaluating the opportunity to acquire a streamlined production unit known as the Santa Ynez Unit and negotiating the terms thereof.

FORWARD-LOOKING STATEMENTS

This communication contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information concerning the SYU Assets (as defined in Flame’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on January 31, 2024 (the “Proxy Statement”)), Sable’s or Flame’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and effects of regulation, including Sable’s ability to close the transaction to acquire the SYU Assets and Flame’s ability to close the transaction with Sable. When used in this communication, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “ may,” “ believe,” “ anticipate,” “ intend,” “ estimate,” “ expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain such identifying words. These forward-looking statements are based on Sable’s and Flame’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sable and Flame disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication. Sable and Flame caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sable and Flame, incidental to the development, production, gathering, transportation and sale of oil, natural gas and natural gas liquids. These risks include, but are not limited to, (a) the occurrence of any event, change or other circumstance that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (b) the outcome of any legal proceedings that may be instituted against Sable, Holdco, Flame or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (c) the inability to complete the Business Combination due to the failure to obtain financing to complete the Business Combination or to satisfy other conditions to closing the Business Combination; (d) the ability to meet the applicable stock exchange listing standards following the consummation of the Business Combination; (e) the ability to recommence production of the SYU Assets and the cost and time required therefor, and production levels once recommenced; (f) commodity price volatility, low prices for oil, natural gas and/or natural gas liquids, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput; (g) uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks; (h) the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production; (i) reductions in cash flow and lack of access to capital; (j) Flame’s ability to satisfy future cash obligations; (k) restrictions in existing or future debt agreements or structured or other financing arrangements; (l) the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions; and (m) the ability to recognize the anticipated benefits of the Business Combination. While forward-looking statements are based on assumptions and analyses that management of Flame, Holdco and Sable believe to be reasonable under the circumstances, whether actual results and developments will meet such expectations and predictions depends on a number of risks and uncertainties that could cause actual results, performance, and financial condition to differ materially from such expectations. Any forward-looking statement made in this communication speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statement and other documents filed by Flame from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Flame, Holdco and Sable assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Neither Flame, Holdco nor Sable gives any assurance that any of Flame, Holdco, Sable or the combined company will achieve its expectations.

Contacts:

Investor Contact:

Gregory D. Patrinely, Chief Financial Officer and Secretary

Email: gpatrinely@flameacq.com